Exhibit h.2

$40,000,000

4.75% Convertible Notes due 2023

UNDERWRITING AGREEMENT

March 22, 2018

BTIG, LLC
825 Third Avenue, 6th Floor
New York, NY 10022

Ladies and Gentlemen:

GSV Capital Corp., a Maryland corporation (the “Company”), is a non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”). The Company proposes to issue and sell $40,000,000 aggregate principal amount of its 4.75% Convertible Notes due 2023 (the “Firm Notes”). Subject to the conditions hereinafter stated, the Company will sell the Firm Notes to BTIG, LLC (the “Underwriter”) in connection with the offer and sale of such Firm Notes.

In addition, the Company proposes to grant to the Underwriter the option to purchase from the Company up to an additional $6,000,000 aggregate principal amount of Notes (the “Additional Notes”). The Firm Notes and the Additional Notes are hereinafter collectively sometimes referred to as the “Notes” The Notes are described in the Prospectus which is referred to below.

The Notes will be issued under an indenture dated as of March 28, 2018 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture dated as of March 28, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes will be issued to Cede & Co., as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket letter of representations dated March 28, 2018 (the “DTC Agreement”), between the Company and DTC. The Notes will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-191307) relating to the offer and sale of $400,000,000 in aggregate offering price of securities, including the Notes, and other securities as described therein. The registration statement, as it may have heretofore been amended at the time it became effective or any amendment after the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430C under the Securities Act, is hereinafter referred to as the “Registration Statement”; the prospectus dated as of May 8, 2017, included in the Registration Statement at the time it became effective on May 9, 2017 (including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430C and Rule 497 under the Securities Act) is hereinafter referred to as the “Base Prospectus”; the preliminary prospectus supplement to the Base Prospectus dated March 22, 2018, filed with the Commission pursuant to Rule 497, is hereinafter referred to as the “Preliminary Prospectus Supplement” (together with the Base Prospectus as so supplemented, the “Preliminary Prospectus”); the prospectus supplement to the Base Prospectus to be filed with the Commission pursuant to Rule 497 after the Execution Time (as defined below) and to be used to confirm sales of Notes is hereinafter referred to as the “Prospectus Supplement” (together with the Base Prospectus as so supplemented, the “Prospectus”). The Company filed with the Commission (i) a notice of intention to elect to be regulated as a business development company under the Investment Company Act on Form N-6F (File No. 814-00852) (the “Notice of Intent”) on January 7, 2011, and (ii) a Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Act (File No. 814-00852) (the “Notification of Election”) on April 27, 2011. As used herein, “business day” shall mean a day on which the Nasdaq Capital Market is open for trading.

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GSV Asset Management LLC, a Delaware limited liability company (the “Adviser”), acts as the Company’s investment adviser pursuant to an Investment Advisory Agreement, as amended and restated on March 8, 2013, between the Adviser and the Company (the “Investment Advisory Agreement”). GSV Capital Service Company, LLC, a Delaware limited liability company (the “Administrator”), acts as the Company’s administrator pursuant to an Administration Agreement, as amended and restated on March 8, 2013, between the Administrator and the Company (the “Administration Agreement”).

The Company, the Adviser and the Administrator, on the one hand, and the Underwriter, on the other hand, agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company shall issue and sell to the Underwriter, and the Underwriter shall purchase from the Company, the principal amount of the Firm Notes set forth opposite the name of the Underwriter on Schedule A attached hereto at a purchase price of 96% of the principal amount of the Firm Notes.

In addition, the Company hereby grants to the Underwriter the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase from the Company all or a portion of the Additional Notes as may be necessary to cover over-allotments made in connection with the offering of the Firm Notes, at the same purchase price, plus accrued interest from the time of purchase (as defined below) to the additional time of purchase (as defined below), to be paid by the Underwriter to the Company for the Firm Notes. This option may be exercised by the Underwriter at any time on or before the 30th day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate principal amount of Additional Notes as to which the option is being exercised, and the date and time when the Additional Notes are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase nor, following the time of purchase, earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.

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2. Payment and Delivery. Payment of the purchase price for the Firm Notes shall be made to the Company by Federal Funds wire transfer, against delivery of the Firm Notes in such denomination or denominations and registered in such name or names as the Underwriter requests upon notice to the Company at least 24 hours prior to the closing date of the Firm Notes, through the facilities of DTC for the account of the Underwriter. Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 28, 2018 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Notes shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Notes shall be made at the additional time of purchase, if any, in the same manner and at the same office as the payment for the Firm Notes. Electronic transfer of the Additional Notes shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Notes shall be made at the offices of O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, CA 94111, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Notes or the Additional Notes, as the case may be.

3. Representations and Warranties of the Company and the Adviser. Each of the Company and the Adviser represents and warrants to and agrees with the Underwriter as follows:

(a) The Registration Statement has been declared effective under the Securities Act; no stop order of the Commission preventing or suspending the use of the Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Preliminary Prospectus, together with the information included on Schedule B attached hereto in accordance with Rule 482 under the Securities Act and filed with the Commission pursuant to Rule 497 under the Securities Act on March 28, 2018 (the “Pricing Disclosure Package”), as of the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, and complies and will comply, when the Prospectus is first filed in accordance with Rule 497 and at the time of purchase and the additional time of purchase, if any, in all material respects with the requirements of the Securities Act and the Prospectus (and any supplements thereto) will comply when first filed in accordance with Rule 497 and at the time of purchase and the additional time of purchase, if any, in all material respects with the requirements of the Securities Act, and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Company is eligible to use Form N-2; the Registration Statement did not, when it became effective, does not and will not, when the Prospectus is first filed in accordance with Rule 497 and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus (and any supplements thereto) will not contain when first filed in accordance with Rule 497 and at the time of purchase and the additional time of purchase, if any, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Adviser makes any representation or warranty with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter through the Underwriter to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Notes other than the Registration Statement, the Preliminary Prospectus, the Prospectus and any press releases or other disclosures relating to the offering required to be filed pursuant to Rule 482(h) under the Securities Act. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus will be omitted from the Prospectus.

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(b) As of the dates indicated in the Preliminary Prospectus and the Prospectus, the Company had an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Preliminary Prospectus and the Prospectus entitled “Capitalization” and, if the time of purchase and any additional time of purchase had occurred as of the dates indicated in the Preliminary Prospectus and the Prospectus, the Company would have had an authorized and outstanding capitalization as set forth under the heading “As Adjusted for this Offering” in the section of the Prospectus entitled “Capitalization” (subject, in the case of the time of purchase and in the event that the time of purchase and the additional time of purchase occur concurrently, to the issuance of the Additional Notes, and subject, in the case of the additional time of purchase, to the issuance of the Additional Notes); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right or right of first refusal; and, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company or any of its subsidiaries has issued any debt securities or entered into any agreement or arrangement relating to the issuance of any debt securities.

(c) All promotional materials (including “roadshow slides” or “roadshow scripts”) prepared, expressly approved or used by the Company, the Adviser or the Administrator for use in connection with the offering or sale of the Notes (collectively, “Road Show Material”) is not inconsistent with the Registration Statement, the Preliminary Prospectus or the Prospectus and, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(d) The Notice of Intent was filed with the Commission on January 7, 2011 under the Investment Company Act, and the Notification of Election was filed with the Commission on April 27, 2011 under the Investment Company Act.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, to execute and deliver this Agreement, the Indenture and other agreements contemplated herein, to issue, sell and deliver the Notes and to issue the Underlying Securities upon conversion of the Notes.

(f) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operation or prospects of the Company (a “Material Adverse Effect”).

(g) The Company has no subsidiaries, as such term is defined under Rule 405 of the Securities Act, other than such subsidiaries that are “portfolio companies” for purposes of Item 6.a of Part A of Form N-2. Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity except for investments that either appear or will appear in the Company’s Schedule of Investments as presented in the Company’s financial statements; complete and correct copies of the articles of incorporation and bylaws of the Company, and all amendments thereto through the date hereof, have been delivered to you.

(h) The Company has duly elected to be treated by the Commission under the Investment Company Act as a “business development company” (the “BDC Election”) and the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the Investment Company Act, and no order of suspension or revocation of such BDC Election has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission; all required action has been taken by the Company under the Investment Company Act and the Securities Act to make the public offering and consummate the sale of the Notes as provided in this Agreement; the provisions of the corporate charter and by-laws of the Company comply in all material respects with the requirements of the Investment Company Act.

(i) The Company intends to direct the investment of the proceeds of the offering described in the Registration Statement, the Preliminary Prospectus and the Prospectus in such a manner as to permit the Company to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively) for the 2018 taxable year.

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(j) There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, other than as described therein.

(k) The Company has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, be material) and has paid all taxes required to be paid (except for cases in which the failure to file or pay would not be material, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company that is reasonably expected (and the Company has no notice or knowledge of any tax deficiency that could reasonably be expected to be determined adversely to the Company and that could reasonably be expected) to be material.

(l) The terms of each of this Agreement, the Investment Advisory Agreement and the Administration Agreement comply (i) with Section 15 of the Investment Company Act, and (ii) in all material respects with such other applicable provisions of the Investment Company Act and the Advisers Act.

(m) The Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(n) The Indenture has been duly authorized and, at the time of purchase, will be executed and delivered by the Company, and when executed and delivered by the Trustee, will constitute a valid, binding and enforceable agreement of the Company, subject, as to enforcement, to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(o) The Notes have been duly and validly authorized and, when issued, delivered and authenticated in the manner provided for in the Indenture against payment therefor by the Underwriter as provided herein, will be valid and legal obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and will conform in all material respects to the description of the Notes contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the offer and sale of the Notes as contemplated hereby has been duly approved by all necessary corporate or other action of the Company; and the issuance and sale of the Notes is not subject to any pre-emptive, co-sale right, rights of first refusal or other similar rights of any security holder of the Company or any other person.

(p) The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Material U.S. Federal Income Tax Considerations” and “Description of Notes,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are fair and accurate in all material respects.

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(q) The capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof contained in the, Registration Statement, the Preliminary Prospectus and the Prospectus and the holders of the Underlying Securities will not be subject to personal liability by reason of being such holders.

(r) The Company has all the requisite corporate power and authority to issue the Underlying Securities issuable upon conversion of the Notes; the Underlying Securities have been duly and validly authorized by the Company and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable; the issuance of the Underlying Securities will not be subject to any preemptive or similar rights; and the Underlying Securities will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s) This Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company, and constitute valid and legally binding agreements of the Company enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium (including, without limitation, all laws relating to fraudulent transfers) or similar laws now or thereafter in effect affecting creditors’ rights generally, and (ii) rights to indemnification and contribution may be limited by equitable principles of general applicability whether in a proceeding of equity or in law or by state or federal securities laws or the policies underlying such laws.

(t) The Company is not in breach, or violation of, or in default under (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its charter, by-laws, certificate of formation, or other organizational documents of the Company, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party, (iii) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ), or (iv) any decree, judgement or order applicable to it; except, with respect to clause (ii), to the extent that such contravention would not have a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, and the execution, delivery and performance by the Company of this Agreement, the Indenture, the Investment Advisory Agreement and the Administration Agreement, the issuance and sale of the Notes, the issuance of the Underlying Securities upon conversion of the Notes, and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the charter or by-laws of the Company, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except, with respect to clauses (ii) and (iii), to the extent that such contravention would not have a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby.

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(u) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Notes or the consummation by the Company of the transactions contemplated hereby or under the Indenture (including the issuance of the Underlying Securities upon conversion of the Notes) other than registration of the Notes under the Securities Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriter or under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).

(v) Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights or rights of first refusal to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Notes, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement, the Preliminary Prospectus or the Prospectus, or the sale of the Notes as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(w) The Company, the Adviser and the Administrator each has all necessary licenses, authorizations, consents and approvals (collectively, the “Consents”) and each has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, except where the failure to make such filing or to obtain such consent would not have a Material Adverse Effect; the Company, the Adviser and the Administrator is not in violation of, or in default under, nor has it received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the Adviser and the Administrator, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

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(x) All legal proceedings and governmental proceedings known to the Company, affiliate transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Pricing Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(y) There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company, or any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby.

(z) Deloitte & Touche LLP, who has audited the annual financial statements of the Company included in the Prospectus, is an independent registered public accounting firm as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(aa) The financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus, together with the related notes, present fairly the financial position and results of operations of the Company as of the dates indicated and for the indicated periods; such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; the selected financial information included in the Registration Statement, the Preliminary Prospectus and Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; there are no financial statements that are required to be included in the Registration Statement, the Preliminary Prospectus and the Prospectus that are not included as required; the Company does not have any material liabilities or obligations (other than a draw down on the Company’s credit facility), direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Preliminary Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(bb) Subsequent to the date of the Preliminary Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and for so long as the delivery of a prospectus is required in connection with the offering or sale of Notes prior to the time of purchase, there has not been (i) any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company; (iv) any material change in the capital stock or outstanding indebtedness of the Company; or (v) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company.

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(cc) The Company has obtained for the benefit of the Underwriter the agreement (a “Lock-Up Agreement”), in the form of Exhibit A attached hereto, of each of the persons and entities named in Schedule C attached hereto.

(dd) The Company is not and, after giving effect to the offering and sale of the Notes, will not be a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are used under the Investment Company Act.

(ee) When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act, and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(ff) The expense summary information set forth in the Pricing Disclosure Package and the Prospectus in the “Fees and Expenses” table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and comply in all material respects with the requirements of Form N-2.

(gg) The Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the trademarks (both registered and unregistered), tradenames and other proprietary information described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; the Company has not received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect.

(hh) The Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems necessary and adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase.

(ii) The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement.

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(jj) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (1) to the knowledge of the Company, no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(kk) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(ll) The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(mm) Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(nn) Neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Notes.

(oo) Any statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(pp) To the Company’s knowledge, there are no affiliations or associations between any member of the FINRA and any of the Company’s officers, directors or securityholders, except as set forth in any FINRA questionnaires, the Registration Statement, Pricing Disclosure Package and the Prospectus to the extent required.

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(qq) The approvals by the board of directors and/or the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act.

(rr) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, in contravention of any of the provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” of the Company or an “affiliated person” of the Underwriter (each term as defined in the Investment Company Act).

(ss) [Reserved].

(tt) The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder.

(uu) The Company and, to its knowledge, its directors and officers (in such capacity) are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Commission’s applicable published rules promulgated thereunder.

(vv) Except as disclosed in the Preliminary Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with a bank or lending institution affiliated with the Underwriter, and (ii) does not intend to use any of the proceeds from the sale of the Notes hereunder to repay any outstanding debt owed to any bank or lending institution affiliated with the Underwriter.

(ww) None of the Company, any of its subsidiaries (if any) or, to the best knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries (if any) on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable non-U.S. anti-bribery statute or regulation, or (iv) made, offered, agreed, requested to make or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; to the knowledge of the Company, its affiliates have conducted their businesses on behalf of the Company in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

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(xx) (i) Neither the Company nor any of its subsidiaries (if any), nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries (if any), is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other applicable and relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the target of country-wide or territory-wide Sanctions (including, without limitation, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the target of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person party hereto (including any Person participating in the offering, whether as underwriter, investment advisor, investor or otherwise).

(iii) For the past five (5) years, the Company and its subsidiaries (if any) have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the target of Sanctions in violation of applicable Sanctions;

(yy) The operations of the Company and its subsidiaries (if any) are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the applicable provisions of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries (if any) conduct business, the rules and regulations thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries (if any) with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(zz) The Company owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(aaa) No director or officer of the Company, the Adviser or the Administrator is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could materially affect his or her ability to be and act in his or her respective capacity of the Company, the Adviser or the Administrator or have a Material Adverse Effect.

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(bbb) The Company has not been advised that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(ccc) In addition, any certificate signed by any duly appointed officer of the Company, the Adviser or the Administrator and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to the Underwriter.

4. Representations and Warranties of the Adviser and the Administrator. Each of the Adviser and the Administrator represents and warrants to and agrees with the Underwriter as follows:

(a) Each of the Adviser and the Administrator has been duly formed and is validly existing as a Delaware limited liability company, in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to execute and deliver this Agreement; each of the Adviser and the Administrator has full power and authority to execute and deliver the Investment Advisory Agreement and the Administration Agreement, respectively; and each of the Adviser and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, constitute a material adverse change in the business, financial condition, capitalization or regulatory status of such entity, or otherwise reasonably be expected to prevent such entity from carrying out its obligations under the Investment Advisory Agreement and the Administration Agreement (collectively a “Material Adverse Change”); the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting under the Investment Advisory Agreement for the Company as contemplated by the Pricing Disclosure Package and the Prospectus. There does not exist any order of suspension, revocation of such registration or other proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might materially adversely affect the registration of the Adviser with the Commission. Each of the Adviser and the Administrator has no subsidiaries.

(b) The Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Company as contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Adviser, threatened by the Commission.

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(c) There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Adviser or the Administrator, respectively, threatened to which the either of the Adviser or the Administrator, respectively, or any of its officers or members are or would be a party or of which any of their properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order either (i) constituting, individually or in the aggregate, a Material Adverse Change, or (ii) preventing the consummation of the transactions contemplated hereby.

(d) Neither the Adviser nor the Administrator is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would reasonably be expected to result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or person acting on such holder’s behalf), the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (i) its charter, bylaws, certificate of formation, limited liability company operating agreement or other organizational documents, as applicable, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator is a party, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Adviser or the Administrator, as the case may be, except, with respect to clauses (ii) and (iii), to the extent that any such contravention would not constitute a Material Adverse Change and would not adversely affect the consummation of the transactions contemplated hereby, and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement, and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under) (i) its charter, bylaws, certificate of formation, limited liability company operating agreement or other organizational documents, as applicable, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator is a party, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Adviser or the Administrator, as the case may be, except, with respect to clauses (ii) and (iii), to the extent that any such contravention would not have a Material Adverse Change and would not adversely affect the consummation of the transactions contemplated hereby.

(e) This Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser and the Administrator, respectively, and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and legally binding agreements of the Adviser and the Administrator, respectively, enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium (including, without limitation, all laws relating to fraudulent transfers) or similar laws now or thereafter in effect affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited by equitable principles of general applicability whether in a proceeding of equity or in law or by state or federal securities laws or the policies underlying such laws.

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(f) Each of this Agreement, the Investment Advisory Agreement and the Administration Agreement complies (i) with Section 15 of the Investment Company Act, (ii) in all material respects with such other applicable provisions of the Investment Company Act and the Advisers Act, and (iii) in all material respects with the Securities Act and the Exchange Act.

(g) The description of the Adviser and the Administrator and its business contained in the Registration Statement, the Preliminary Prospectus and the Prospectus is true, accurate and complete in all material respects.

(h) Each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus and under this Agreement, the Investment Advisory Agreement and the Administration Agreement, respectively.

(i) Subsequent to the date of the Preliminary Prospectus and the Prospectus, there has not been any Material Adverse Change, or any development involving a prospective Material Adverse Change that would otherwise prevent the Adviser or the Administrator from carrying out its obligations under the Investment Advisory Agreement or the Administration Agreement, respectively.

(j) Each of the Adviser and the Administrator has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to make such filings on or to obtain such Consents would not constitute a Material Adverse Change; the Adviser is not in violation of, or in default under, nor has the Adviser or the Administrator received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser or the Administrator, except where such revocation or modification would not, individually or in the aggregate, constitute a Material Adverse Change.

(k) No consent, approval, authorization, order or permit of, license from, or qualification or registration with any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Adviser and/or the Administrator, as applicable, prior to the time of purchase for the performance by the Adviser and/or the Administrator, as applicable, of its obligations under this Agreement or any agreement to which it is a party, except for (A) such as have been obtained and as may be required by (i) the Securities Act, the Exchange Act, the Investment Company Act or the Advisers Act or NASDAQ in connection with the Company's listing of additional shares application or (ii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Notes or the Common Stock issuable upon conversion thereof or (B) such as which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Change or a material adverse effect on the power or ability of the Adviser or Administrator to consummate the transactions contemplated by this Agreement.

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(l) Neither the Adviser nor the Administrator, nor any of their respective partners, members, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Notes.

(m) Neither the Adviser nor the Administrator is aware that (i) any executive, key employee or significant group of employees of the Company, if any, or the Adviser or Administrator plans to terminate employment with the Company or the Adviser or Administrator, as the case may be, or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser or Administrator, as the case may be, except where such termination or violation would not constitute a Material Adverse Change.

(n) The operations of the Adviser and the Administrator are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or the Administrator with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser or the Administrator, threatened.

(o) The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(p) The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for the Company’s assets, and (ii) the recorded accountability for such assets if compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.       Certain Covenants of the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator each agrees as follows:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to use its reasonable best efforts to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Notes; provided, however, that, in connection therewith, the Company shall not be required to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to the service of process under the laws of any such jurisdiction (except a limited consent to service of process with respect to the offering and sale of the Notes); and to advise you promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

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(b) to furnish to the Underwriter as many copies of the Preliminary Prospectus and the Prospectus (or of the Preliminary Prospectus and the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the date of the Preliminary Prospectus) as the Underwriter may reasonably request for the purposes contemplated by, and so long as required by, the Securities Act;

(c) that if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Notes may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as reasonably possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430C under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 497 under the Securities Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise the Underwriter promptly, and, if requested, confirming such advice in writing, of any request by the Commission prior to the termination of the offering of the Notes for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement prior to the time of purchase, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as reasonably possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus or the Prospectus, and to provide the Underwriter and Underwriter’s counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object;

(e) subject to Section 5(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; and to promptly notify the Underwriter of such filing only to the extent not otherwise available on the Commission’s EDGAR system;

(f) without the prior written consent of the Underwriter, not to give to any prospective purchaser of the Notes any written information concerning the offering of the Notes other than materials contained in the Pricing Disclosure Package, the Prospectus or any other offering materials prepared by or with the prior written consent of the Underwriter.

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(g) to furnish to the Underwriter, only to the extent not otherwise available on the Commission’s EDGAR system or the Company’s website, for a period of one year from the date of this Agreement (i) copies of any reports, proxy statements or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed or quoted, and (iv) such other information as the Underwriter may reasonably request regarding the Company;

(h) if necessary or appropriate with respect to the offering of the Notes, to file a registration statement pursuant to Rule 462(b) under the Securities Act;

(i) to advise the Underwriter promptly of the happening of any event within the time during which a prospectus relating to the Notes is required to be delivered under the Securities Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare, at any time prior to 60 days after the date of this Agreement, at the Company’s expense, and thereafter, at the Underwriter’s expense, and furnish to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(j) that, as soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(k) to apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus;

(l) to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Notes;

(m) the Company will use its best efforts to maintain its status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision;

(n) that the Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code for each full fiscal year during which it is a business development company under the Investment Company Act; provided, however, that, at the discretion of the Company’s board of directors, it may elect not to be so treated;

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(o) to pay all costs, expenses, fees and taxes in connection with: (i) the preparation and filing of the Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of the Preliminary Prospectus and Prospectus to the Underwriter and to dealers (including costs of mailing and shipment); (ii) the registration, issue, sale and delivery of the Notes and the Underlying Securities issuable upon conversion of the Notes, including the fees, disbursements and expenses of the Company’s counsel and accountants incurred in connection therewith, and any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Notes to the Underwriter; (iii) the qualification of the Notes for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the furnishing of copies of blue sky surveys or legal investment surveys, if any, to the Underwriter and to dealers; (iv) the listing of the Underlying Securities on the Nasdaq Capital Market; (v) any filing for review of the public offering of the Notes by the FINRA, including the reimbursement of filing fees related to the offering of the Notes paid by the Underwriter; (vi) all travel expenses of the Company’s officers, directors, employees and affiliates and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Notes; (vii) all fees and expenses of the Trustee payable by the Company in connection with the Indenture and the Notes; and (viii) the performance of the Company’s other obligations hereunder which are not specifically provided for in this Section 5(o);

(p) not to, without the prior written consent of the Underwriter, during the period ending 90 days after the date of the Prospectus (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for (i) the registration of the Notes and the sales to the Underwriter pursuant to this Agreement, (ii) the issuance of the Underlying Securities upon conversion of the Notes, and (iii) any issuance of shares of Common Stock pursuant to the Company’s dividend reinvestment plan;

(q) not to take, directly or indirectly, any action designed to or that has constituted, or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

(r) to comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act;

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(s) in connection with the offering and sale of the Notes, the Company will file with NASDAQ all documents and notices, and make all certifications, required of companies that have securities listed on the Nasdaq Capital Market; and

(t) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

6. Reimbursement of Underwriter’s Expenses. If the Notes are not delivered for any reason other than the default by the Underwriter, the Company shall, in addition to paying the amounts described in Section 5(o) hereof, reimburse the Underwriter for all of the Underwriter’s out-of-pocket expenses incurred, including the reasonable fees and disbursements of its counsel incurred in connection with this Agreement and the transactions contemplated hereunder.

7. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company, the Adviser and the Administrator on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company, the Adviser and the Administrator of each of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Eversheds Sutherland (US) LLP, counsel for the Company, the Adviser and the Administrator, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for the Underwriter and in form and substance reasonably satisfactory to O’Melveny & Myers LLP, counsel for the Underwriter, substantially to the effect set forth in Exhibit B attached hereto.

(b) You shall have received from Deloitte & Touche LLP letters dated, respectively, the Execution Time, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriter in the forms heretofore approved by the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(c) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of O’Melveny & Myers LLP, counsel for the Underwriter, dated the time of purchase or the additional time of purchase, as the case may be, with respect the sale of the Notes and other related matters as the Underwriter may require.

(d) No prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall have been filed to which you reasonably object.

(e) All filings with the Commission required by Rule 497 of the Securities Act in connection with the offer and sale of the Notes shall have been made within the applicable time period prescribed for such filing by Rule 497.

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(f) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or, to the Company’s knowledge, proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, as then amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(g) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a reasonably foreseeable prospective material adverse change in the business, properties, management, financial condition, or results of operations of the Company, the Adviser or the Administrator shall occur or become known.

(h) Each of the Company and the Adviser will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form of Exhibit B attached hereto.

(i) You shall have received signed Lock-up Agreements referred to in Section 3(bb) hereof, and such Lock-up Agreements shall be in full force and effect as of the time of purchase and, if applicable, the additional time of purchase.

(j) On or prior to the time of purchase, the Company and the Trustee shall have executed and delivered the Indenture and the Notes.

(k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Preliminary Prospectus and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

8. Termination. The obligations of the Underwriter hereunder shall be subject to termination in the Underwriter’s judgment, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company, the Adviser or the Administrator, which would, in the Underwriter’s judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus, or (y) since execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Capital Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Underwriter’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

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If in the Underwriter’s judgment a decision is made to elect to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly in writing.

If the sale to the Underwriter of the Notes, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6 and 9 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof).

9. Indemnity and Contribution.

(a) (1) The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents and affiliates and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, the Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus (as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter through you to the Company expressly for use in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or necessary to make such information not misleading.

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(2) The Adviser agrees to indemnify, defend and hold harmless the Underwriter and each other person specified in subsection (a)(1) of this Section 9 from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) the Underwriter or any such other person may incur as specified in such subsection, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus (as amended or supplemented by the Company) regarding the Adviser, or arises out of or is based upon any omission or alleged omission to state a material fact regarding the Adviser required to be stated in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or necessary to make the statements made therein not misleading with respect to the Adviser.

(3) If any action, suit or proceeding (each, a “Proceeding”) is brought against the Underwriter or any such person in respect of which indemnity may be sought against the Company or the Adviser, as appropriate, pursuant to the foregoing paragraph, the Underwriter or such person shall promptly notify the Company or the Adviser, as appropriate, in writing of the institution of such Proceeding and the Company or the Adviser, as appropriate, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Adviser, as appropriate, shall not relieve the Company or the Adviser, as appropriate, from any liability which the Company or the Adviser, as appropriate, may have to the Underwriter or any such person or otherwise. The Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or the Adviser, as appropriate, in connection with the defense of such Proceeding or the Company or the Adviser, as appropriate, shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or the Adviser, as appropriate, (in which case the Company or the Adviser, as appropriate, shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Adviser, as appropriate, and paid as incurred (it being understood, however, that the Company or the Adviser, as appropriate, shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or the Adviser, as appropriate, shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or the Adviser, as appropriate, the Company or the Adviser, as appropriate, agrees to indemnify and hold harmless the Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

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(b) The Underwriter agrees to indemnify, defend and hold harmless the Company and the Adviser, their directors, partners and officers, and any person who controls the Company or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, the Company or the Adviser, or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter through you to the Company expressly for use in the Preliminary Prospectus, the Pricing Disclosure Package or in the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or the Adviser, or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company or the Adviser, or such person, shall promptly notify the Underwriter in writing of the institution of such Proceeding and the Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Underwriter shall not relieve the Underwriter from any liability which the Underwriter may have to the Company or the Adviser, or any such person or otherwise. The Company or the Adviser, or such person, shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or the Adviser, or such person, unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such Proceeding or the Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any such Proceeding effected without its written consent but if settled with such written consent the indemnifying person agrees to indemnify and hold harmless each indemnified party, from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Notes. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

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(d) The Company, the Adviser and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company and the Adviser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, members, directors, officers, employees, agents and affiliates or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company, the Adviser and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Adviser, against any of the Company’s officers or directors, the Adviser or its partners or officers in connection with the issuance and sale of the Notes, or in connection with the Registration Statement, the Pricing Disclosure Package or the Prospectus.

10. Information Furnished by the Underwriter. The Company acknowledges that the fourth paragraph, the second sentence and third sentences of the seventh paragraph, and the tenth paragraph, under the heading “Underwriting” in the Preliminary Prospectus in the Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriter for inclusion in the Preliminary Prospectus and the Prospectus.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriter, shall be sufficient in all respects if mailed or transmitted by any standard form of telecommunication to BTIG, LLC, 825 Third Avenue, 6th Floor, New York, NY 10022, Attention: Equity Syndicate Desk, with a copy to the Legal Department, with a copy to O’Melveny & Myers LLP; and, if to the Company, the Adviser or the Administrator, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at GSV Capital Corp., The Pioneer Building, 2925 Woodside Road, Woodside, CA 94062, Attention: Chief Financial Officer.

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12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the applicability or effect of conflict of law principles or rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company, the Adviser and the Administrator consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company, the Adviser and the Administrator hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. Each of the Underwriter, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser and the Administrator waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company, the Adviser and the Administrator agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, the Adviser and the Administrator, as appropriate, and may be enforced in any other courts to the jurisdiction of which the Company, the Adviser and the Administrator, as appropriate, is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriter, the Company, the Adviser and the Administrator and their successors and assigns and any successor or assign of any substantial portion of the Company’s the Adviser’s and the Administrator’s and the Underwriter’s respective businesses and/or assets.

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17. Acknowledgement. The Company acknowledges and agrees that (i) the sale through the Underwriter of any Notes pursuant to this Agreement, including the determination of the price of the Notes and any related compensation, discounts or commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering of the Notes and the process leading to such transactions the Underwriter will act solely as an agent and not as a fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) the Underwriter will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of Notes contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter will not have any obligation to the Company with respect to the offering of Notes except the obligations expressly set forth herein, (iv) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriter has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to the offering of the Notes and the Company has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

[Remainder of Page Intentionally Left Blank]

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If the foregoing correctly sets forth the understanding among the Company, the Adviser, the Administrator and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company, the Adviser, the Administrator and the Underwriter.

“COMPANY”

GSV CAPITAL CORP.

/s/ Mark D. Klein
By: Mark D. Klein
Its: Chief Executive Officer

“ADVISER”

GSV ASSET MANAGEMENT, LLC

/s/ William Tanona
By: William Tanona
Its: Chief Financial Officer

“ADMINISTRATOR”

GSV CAPITAL SERVICE COMPANY, LLC

/s/ William Tanona
By: William Tanona
Its: Chief Financial Officer

Accepted and agreed to as of the date first
above written.

“UNDERWRITER”

BTIG, LLC

/s/ Dennis King
By: Dennis King
Its: Managing Director

30

SCHEDULE A

Underwriter	Principal Amount of Firm Notes
BTIG, LLC	$40,000,000

Total	$40,000,000

Schedule A
1

SCHEDULE B

TERM SHEET

March 22, 2018

Filed Pursuant to Rule 497(a)

File No. 333-191307

Rule 482ad

GSV Capital Corp.

$40,000,000

4.75% Convertible Notes due 2023

PRICING TERM SHEET

March 22, 2018

The following sets forth the final terms of the 4.75% Convertible Notes due 2023 and should only be read together with the preliminary prospectus supplement dated March 22, 2018, together with the accompanying prospectus dated March 22, 2018, relating to these securities (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	GSV Capital Corp. (the “Company”)

Ticker/Exchange	GSVC/Nasdaq Capital Market

Security:	4.75% Convertible Notes due 2023 (the “Notes”)

Aggregate Principal Amount Offered:	$40,000,000

Over-allotment option:	$6,000,000

Net Proceeds:	$38.4 million (or approximately $44.2 million if the Underwriter’s over-allotment option is exercised in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

Offering Price:	100%

Schedule B
1

Maturity:	March 28, 2023, unless earlier repurchased or converted

Annual Interest Rate:	4.75% per year

Interest Payment Dates:	Semiannually in arrears on March 31 and September 30, commencing on September 30

Denomination:	$1,000 and integral multiples thereof

Price at Issuance:	100%

Price to Underwriter:	96%

The NASDAQ Capital Market Symbol of the Company’s Common Stock:	GSVC

NASDAQ Capital Market Closing Price of the Company’s Common Stock on March 22, 2018:	$8.93

Conversion Premium:	Approximately 20.0% above the NASDAQ Capital Market Closing Price of the Company common stock on March 22, 2018

Initial Conversion Price:	Approximately $10.72 per share of the Company’s common stock

Initial Conversion Rate:	93.2836 shares of Company common stock per $1,000 principal amount of Notes

Trade Date:	March 23, 2018

Settlement Date:	March 28, 2018 (T + 3)

Sole Manager:	BTIG, LLC

Ranking:	Senior Unsecured

CUSIP:	36191JAC5

Schedule B
2

ISIN:	US36191JAC53

Use of Proceeds:	We intend to use all of the net proceeds from the offering to repurchase or pay at maturity a portion of the outstanding 2013 Convertible Notes, which mature on September 15, 2018.

Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event	The table below sets forth the number of additional shares, if any, of Company common stock to be added to the conversion rate per $1,000 principal amount of Notes that are converted in connection with a “make-whole adjustment” as described in the Preliminary Prospectus, based on the stock price and effective date of the make-whole fundamental change.

The following table sets forth the number of additional shares to be added to the conversion rate for each $1,000 principal amount of Notes based on hypothetical stock prices and effective dates:

	Stock Price
Effective Date	$8.93	$10.00	$10.72	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$48.00
Year 0	20.5677	16.0130	13.7360	6.6320	3.737	2.3928	1.5517	0.9554	0.5073	0
Year 1	19.2027	14.4100	12.0802	5.0740	2.6245	1.6776	1.0997	0.6894	0.3813	0
Year 2	18.1377	12.9070	10.4944	3.4627	1.3890	0.8908	0.5927	0.3800	0.2200	0
Year 3	17.3841	11.2550	8.6651	2.0513	0	0	0	0	0	0
Year 4	17.5801	9.4010	6.1810	1.3447	0	0	0	0	0	0
Year 5	20.5677	8.5860	1.8694	0	0	0	0	0	0	0

The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is:

•	between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable;
•	in excess of $48.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and
•	less than $8.93 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding anything in the indenture to the contrary, we may not increase the conversion rate to more than 113.8513 shares per $1,000 principal amount of Notes (the “maximum conversion rate”) pursuant to the events described in this section, though we will adjust the maximum conversion rate for the same events, and at the same time and in the same manner, that we must adjust the conversion rate as described under “— Conversion of Notes —Conversion Rate Adjustments” above.

Schedule B
3

Our obligation to increase the conversion rate upon the occurrence of a make-whole adjustment event could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The Preliminary Prospectus, which has been filed with the Securities and Exchange Commission, contains this and other information about the Company and should be read carefully before investing. You may get this document for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Company, the Underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus if you request it from BTIG, LLC, 825 Third Avenue, 6th Floor, New York, NY 10022, Attention: Prospectus Department, Telephone: (212) 593-7555.

The information in the Preliminary Prospectus, and in this announcement, is not complete and may be changed. The Preliminary Prospectus and this announcement are not offers to sell any securities of the Company and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

Please refer to the indenture governing the Notes for the exact terms relating to the conversion rate of the Notes. This communication is intended for the sole use of the person to whom it is provided by the sender. Investors are advised to carefully consider the investment objectives, risks and charges and expenses of GSV before investing. The preliminary prospectus supplement dated March 22, 2018, and accompanying prospectus, dated May 9, 2017, each of which has been filed with the Securities and Exchange Commission, contain a description of these matter and other important information about GSV and should be read carefully before investing.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such jurisdiction.

A shelf registration statement relating to these securities is on file with and has been declared effective by the Securities and Exchange Commission. The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained, when available, from BTIG, LLC, Attention: Equity Syndicate Department, 825 Third Avenue, 6th Floor, New York, NY 10022, or by email: convertiblecapitalmarkets@btig.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule B
4

SCHEDULE C

PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Mark D. Klein

William Tanona

Carl Rizzo

Michael T. Moe

Leonard A. Potter

Ronald M. Lott

Marc Mazur

David S. Pottruck

Schedule C
1

EXHIBIT A

LOCK-UP AGREEMENT (FORM)

[see attached]

Exhibit C
1

Lock-Up Agreement

March __, 2018

BTIG, LLC
825 Third Avenue, 6th Floor
New York, NY 10022

Re: GSV Capital Corp. — Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that BTIG, LLC (the “Underwriter”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with GSV Capital Corp., a Maryland corporation (the “Company”), GSV Asset Management, LLC, a Delaware limited liability company and GSV Capital Service Company, LLC, a Delaware limited liability company, providing for a public offering of the Company’s [0.00]% Convertible Notes due 2023 (the “Notes”) pursuant to a Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriter to offer and sell the Notes, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Stockholder Lock-Up Period”), the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, exchange, convert, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock, $0.01 par value per share (“Common Stock”) of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares” or the “Shares”) or (ii) publicly announce an intention to effect any transaction specified in clause (i). The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The Stockholder Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the public offering date set forth on the final prospectus used to sell the Notes (the “Public Offering Date”) pursuant to the Underwriting Agreement.

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Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Underwriter. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is (a) a corporation, limited liability company, partnership (including a limited partnership) or other entity, such corporation, limited liability company, partnership (including a limited partnership) or other entity may transfer the Undersigned’s Shares to any wholly-owned subsidiary of such corporation, limited liability company, partnership (including a limited partnership) or other entity; or (b) a limited liability company or partnership (including a limited partnership), such limited liability company or partnership (including a limited partnership) may transfer the Undersigned’s Shares to any member or partner of such limited liability company or partnership (including a limited partnership); provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Undersigned’s Shares subject to the provisions of this Agreement and there shall be no further transfer of such Undersigned’s Shares except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriter are each relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title

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EXHIBIT B

OPINION OF EVERSHEDS SUTHERLAND (US) LLP (FORM)

[see attached]

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